Exhibit 99.1

November 2, 1998

FOR IMMEDIATE RELEASE

ALBERTSON'S, INC. REPORTS SALES TRENDS

Albertson's, Inc. (NYSE:ABS) reports sales trends for the four-week period ended October 29, 1998. Total sales increased 11.4%; identical store sales increased 1.3% and comparable store sales (which include replacement stores) increased 1.5% over the similar four-week period last year.

For the thirteen-week period ended October 29, 1998, total sales increased 10.5%; identical store sales increased 1.5% and comparable store sales increased 1.7% over the similar thirteen-week period last year.

Final sales and earnings results for the quarter ended October 29, 1998, will be released on November 23, 1998.

Albertson's, Inc. is one of the largest retail food-drug chains in the United States. The Boise, Idaho based company currently operates 969 retail stores in 25 Western, Midwestern and Southern states.


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CONTACT:  Albertson's, Inc., Boise, Idaho
                  Investor Relations
                     A. Craig Olson              208/395-6284
                     Renee Bergquist             208/395-6622
                  News Media                     208/395-6392
                     Mike Read
                     Jenny Enochson